UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2019

Immune Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1 Bridge Plaza North, Suite 270, Fort Lee NJ		07024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 464-2677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On October 9, 2018, Immune Pharmaceuticals Inc. (“Immune”, “we” or the “Company”) entered into a securities purchase agreement with Discover Growth Fund, LLC (the “Investor”), which was subsequently amended on January 15, 2019 (the “Purchase Agreement”), pursuant to which we sold to the Investor $5.5 million in principal amount of Senior Secured Redeemable Debentures (the “October Debentures”) for $2 million in cash and a $3 million promissory note payable upon the earlier of the effectiveness of a registration statement covering the resale of the shares of our common stock issuable upon conversion of the October Debentures or one year.

The October Debentures originally bore compounded interest at a rate of 10% per annum, subject to adjustment as specified in the October Debentures, and matured five years from the issuance date. The October Debentures are secured by first priority security interests on all of our assets, other than all tangible and intangible assets associated with Ceplene unless such assets are not disposed of by March 31, 2019.

The October Debentures are convertible into shares of our common stock at a conversion price of $0.075 per share, subject to certain adjustments, at the option of the holder thereof or, in certain circumstances, at our option. In the event of a conversion, any accrued interest and any interest make-whole amount was payable in cash or, following a “Trigger Event” in certain circumstances, shares of common stock valued on a formula basis specified in the October Debentures. At maturity, the October Debentures were automatically convertible into shares of common stock unless they were redeemed for cash at our option, in whole but not in part, at 100% of the face amount thereof plus accrued interest. Prior to maturity and subject to certain limitations, the October Debentures were redeemable in whole or in part in cash at our option at 100% of the face amount to be redeemed plus an interest make-whole payment or in whole at 125% of the face amount thereof.

We also issued Warrants (the “October Debenture Warrants”) to the Investor which are exercisable for three years from the issuance date to purchase up to 50 million shares of our common stock at an exercise price of $0.10 per share, subject to full-ratchet price protection in the event that we issue or are deemed to issue shares of common stock at a price per share less than the then-current exercise price of the October Debenture Warrants (subject to certain exceptions). In the event of certain fundamental transactions (generally involving the sale or acquisition of our company or all or substantially all of our assets), the holder of the October Debenture Warrants has the right to require us (or any successor entity) to repurchase the October Debenture Warrants at the Black-Scholes value thereof calculated pursuant to a formula specified in the October Debenture Warrants.

In the securities purchase agreement, we agreed to register the shares of common stock issuable in respect of the October Debentures and the shares issuable upon the exercise of the October Debenture Warrants.

On May 18, 2018, we issued $2.8 million in aggregate principal amount of our Original Issue Discount Convertible Debentures (the “May Debentures”). Pursuant to Waiver Amendment and Exchange Agreements entered into with certain holders of the May Debentures in connection with the sale of the October Debentures, the aggregate face amount of the May Debentures was increased to $3.9 million. By their terms, the May Debentures matured and became due and payable on November 18, 2018. We did not repay the May Debentures on the maturity date.

Our failure to repay the May Debentures when due resulted in a “Trigger Event” under the October Debentures. As a result of the Trigger Event, we no longer had the right to redeem the October Debentures prior to their maturity, the interest rate on the October Debentures increased to 20% and interest became payable in shares of our common stock valued at 80.0% of the average of the 3 lowest sale prices during the relevant measurement period, less $0.02 per share of Common Stock, but in no event less than the par value of our common stock. As of February 5, 2019, a total of 3,709,634,703 shares of common stock would be issuable in respect of the October Debentures and the October Debenture Warrants, which is significantly more shares than we are authorized to issue.

The Investor is not obligated to fund the remaining $3.0 million of its investment in the October Debentures until the earlier of the date on which all of the shares of common stock issuable in respect of the October Debentures and the October Debenture Warrants are registered and the first anniversary of the issuance of the October Debentures. Because we were not able to register all of the shares required under the securities purchase agreement, the Investor advised us that it believed we were in default of our obligations under the October Debentures and that it did not intend to fund its remaining $3 million investment in the October Debentures.

Subsequent to that time, Immune continued to negotiate with the Investor regarding the terms under which it would be willing to fund its remaining investment. However, the Company and the Investor did not reach an agreement on those terms.

On February 8, 2019, the Investor delivered to the Company a “Notice of Default and Notice of Sale of Collateral” (the “Notice”). In the Notice, the Investor declared that the Company was in default of the terms of the Purchase Agreement. Specifically, the Investor claimed that three or more “Trigger Events” had occurred under the Purchase Agreement which constituted an Event of Default. The Triggering Events alleged to have occurred were (i) the Company’s failure to repay the May Debentures when due, (ii) the failure of the Company to register for sale under the Securities Act of 1933, as amended, all of the shares of common stock issuable in respect of the October Debentures, and (iii) the failure of one or more of the equity conditions specified in the October Debentures because the Company was not in compliance with all provisions, covenants, representations and warranties of the transaction documents relating to the issuance of the October Debentures. In the Notice, the Investor also provided the Company with notice that it had failed to comply with a requirement in the Purchase Agreement that the Company maintain a reserve out of its authorized but unissued common stock equal to five times the number of shares issuable in respect of the Debentures.

In the Notice, the Investor declared all obligations under the Purchase Agreement immediately due and payable and claimed that the amount of such obligations was $12.1 million. In the Notice, the Investor purported to establish 10:00 a.m. Eastern time on Monday, February 18, 2019, as the date on which it intended to sell and dispose of the collateral securing the October Debentures and said the sale would take place in St. Thomas, The Virgin Islands.

Subsequent to the receipt of the Notice, the Company contacted the Investor seeking to negotiate a settlement of the Investor’s claims. To date, no settlement has been reached and no assurance can be given that the Company will be able to reach an agreement with the Investor on term acceptable to the Company, if at all.

If we are not able to reach an acceptable agreement with the Investor, we may need to cease operations and file for protection under applicable bankruptcy law.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Notice of Default and Notice of Sale of Collateral.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immune Pharmaceuticals Inc.

February 14, 2019	By:	/s/ Tony Fiorino
	Name:	Tony Fiorino, M.D., Ph.D.
	Title:	President and Interim Chief Executive Officer